CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-JAN-04
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-JAN-04
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2003A                     FOR THE PERIOD ENDED:  25-DEC-03
                                              LOCK-OUT DATE:         FEB-08

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                CLASS I AV         CLASS I A-1V       CLASS I A-2     CLASS 1 A-3
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   853,446.71      1,764,212.40        144,196.70      102,001.75

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    181,233.69        411,817.33
    (B) PARTIAL PREPAYMENTS RECEIVED                                11,018.34         25,036.98
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)             566,931.27      1,288,237.94
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                      759,183.31      1,725,092.24              0.00            0.00

(C) INTEREST DISTRIBUTION                                           94,263.40         39,120.16        144,196.70      102,001.75
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         94,263.40         39,120.16        144,196.70      102,001.75

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         62,151,693.74     33,059,293.69     49,723,000.00   26,043,000.00
    LESS: PRINCIPAL DISTRIBUTION                                   759,183.31      1,725,092.24              0.00            0.00
                                                                -------------     -------------     -------------   -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             61,392,510.43     31,334,201.45     49,723,000.00   26,043,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          275,279.70     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I AV            0.87703586
    SECTION 6.02 REIMBURSEMENT AMOUNT                                  620.58     CLASS I A-1V          0.61568784
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-2           1.00000000
                                                                  ------------    CLASS I A-3           1.00000000
 TOTAL FEES DUE SERVICER                                           275,900.28     CLASS I A-4           1.00000000
                                                                                  CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-4       CLASS I A-5     CLASS 1 M-1      CLASS 1 B-1
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   167,680.35        106,313.33         81,223.80       86,986.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00            0.00

(C) INTEREST DISTRIBUTION                                          167,680.35        106,313.33         81,223.80       86,986.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------    ------------
TOTAL INTEREST DISTRIBUTION                                        167,680.35        106,313.33         81,223.80       86,986.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         32,402,000.00     15,947,000.00     13,048,000.00   13,048,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00            0.00
                                                                -------------     -------------     -------------    ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             32,402,000.00     15,947,000.00     13,048,000.00   13,048,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                            70,000,000.00           1.8200%        1.1700%   Libor
    SECTION 6.02 REIMBURSEMENT AMOUNT                            50,893,000.00           1.4200%        0.6500%   Spread AV
    REIMBURSEABLE FEES                                           49,723,000.00           3.4800%        0.2500%   Spread A-1V
                                                                 26,043,000.00           4.7000%
 TOTAL FEES DUE SERVICER                                         32,402,000.00           6.2100%
                                                                 15,947,000.00           8.0000%
                                                                 13,048,000.00           7.4700%
                                                                 13,048,000.00           8.0000%
                                                                 18,846,522.00           8.0000%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   125,643.48

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00

(C) INTEREST DISTRIBUTION                                          125,643.48
    UNPAID INTEREST SHORTFALL                                            0.00
                                                                 ------------
TOTAL INTEREST DISTRIBUTION                                        125,643.48

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         18,846,522.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00
                                                                -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             18,846,522.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE
    SECTION 8.06 REIMBURSEMENT AMOUNT
    SECTION 6.02 REIMBURSEMENT AMOUNT
    REIMBURSEABLE FEES

 TOTAL FEES DUE SERVICER




CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-JAN-04
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-JAN-04
SENIOR/SUBORDINATED PASS-THROUGH              FOR THE PERIOD ENDED:  25-DEC-03
CERTIFICATES SERIES 2003A                     LOCK-OUT DATE:         FEB-08



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               187      6,919,925       31-59 Days Delinquent        82       3,183,745
    60-89 Days Delinquent                                63      2,577,860       60-89 Days Delinquent        46       1,865,163
    90+ Days Delinquent                                 114      4,687,079       90+ Days Delinquent         104       4,376,410

    3-Month Avg Thirty-Day Delinquency Ratio          5.02%                      3-Month Avg Thirty-Day Delinquency Ratio  3.82%
    3-Month Avg Sixty-Day Delinquency Ratio           2.39%                      3-Month Avg Sixty-Day Delinquency Ratio   2.19%

(G) Section 3.05 Repurchases                                          0.00       Current Realized Loss Ratio               0.00%
                                                                                 Cumulative Realized Loss Ratio            0.00%
(I) Class R Distribution Amount                                 926,731.01
    Repossession Profits                                              0.00

(J) Principal Balance of Contracts in Repossession            1,819,435.15

(K) Aggregate Net Liquidation Losses                                  0.00

(L) (x) Class B-2 Formula Distribution Amount                   125,643.48
    (y) Remaining Amount Available                            1,052,374.49
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed**                                 24      883,075.47

(Q) Principal Prepayments Paid                                1,891,224.53

(R) Scheduled Principal Payments                                593,051.02

(S) Weighted Average Interest Rate                                   9.85%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                3,638,849.37
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st          1,219,137.66
     Certificate Account Balance At Monthly Cutoff-Yield Maintenance Account         0.00
(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             2,134.82
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                         407.94
(iii)Section 5.05 Certificate Fund Income-Yield Maintenance Account                  0.00
(V) Principal Due Holders                                                            0.00
Less:
(i)  Due to the Servicer Senior Monthly Servicing Fee                          220,223.76
(ii) Scheduled Payments Of Principal And Interest
     Due Subsequent To The Due Period-Vanderbilt                               192,122.82
(ii) Scheduled Payments Of Principal And Interest
     Due Subsequent To The Due Period-Subservicer-21st                          34,070.49
(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                  55,055.94
   (iv)  Reimbursable Liquidation Expenses                                         620.58
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             275,900.28

Available Distribution Amount-Vanderbilt                                     3,172,961.09
Available Distribution Amount-Subservicer-21st                               1,185,475.11
Available Distribution-Yield Maintenance Account                                     0.00
To Class A And B                                                             3,431,705.19
Monthly Excess Cashflow                                                        926,731.01

Weighted Average Remaining Term (Months)                                           218.00

  Scheduled Balance Computation

  Prior Month Balance                                                      264,268,509.44


  Current Balance                                     261,947,970.82
     Adv Principal                                         59,695.05
     Del Principal                                        223,431.98
  Pool Scheduled Balance                                                   261,784,233.89


  Principal Payments In Full                            1,855,169.21
  Partial Prepayments                                      36,055.32

  Scheduled Principal                                     593,051.02

  Collateral Balance                                                       261,947,970.82




                              Loss Amount
                     -FOR INFORMATIONAL PURPOSES ONLY-
Current Month Loss Amount*                               $  140,706.67
Cumulative Loss Amount*                                  $1,289,653.89

Current Loss Ratio*                                            0.79%
Cumulative Loss Ratio*                                         0.44%

Liquidated Contracts Principal Balance*                  $483,320.84

Note
*Excludes accrued interest
**Includes 21st Mortgage

Prepayment Rate

Current Month Prepayment Rate                                  8.59%
Current Month Model Prepayment Rate                             183%

3-Month Prepayment Rate                                       10.59%
3-Month Model Prepayment Rate                                   230%

Cumulative Prepayment Rate                                     8.49%
Cumulative Model Prepayment Rate                                198%
